Exhibit 10.1

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of July 23, 2006, is entered into between Advanced Micro Devices, Inc., a Delaware corporation (“Parent”), and              (the “Securityholder”).

WHEREAS, in order to induce Parent to enter into an Acquisition Agreement, dated as of the date hereof (the “Acquisition Agreement”), among Parent, ATI Technologies Inc., a corporation continued under the laws of Canada (the “Company”), and 1252986 Alberta ULC, an unlimited liability company formed under the laws of Alberta, relating to the acquisition of all of the outstanding common shares in the capital of the Company (“Common Shares”) pursuant to a Plan of Arrangement under Section 192 of the Canada Business Corporations Act in the form attached as Exhibit B to the Acquisition Agreement (the “Plan of Arrangement”), Parent has requested that the Securityholder, and the Securityholder has agreed to, enter into this Agreement with respect to all Common Shares (“Common Shares”), options to purchase Common Shares (“Options”) and restricted share units relating to Common Shares (“RSUs”) that the Securityholder beneficially owns or hereafter acquires beneficial ownership of (such Shares, Options and RSUs, collectively, “Securities”).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

GRANT OF PROXY; VOTING AGREEMENT

Section 1.01. Voting Agreement. The Securityholder hereby agrees to vote or exercise its right to consent with respect to all Securities that the Securityholder is entitled to vote at the time of any vote in favor of approving the Plan of Arrangement at any meeting of the securityholders of the Company, and at any adjournment or postponement thereof, at which the Plan of Arrangement (or any amended version thereof), are submitted for the consideration and vote of the securityholders of the Company in accordance with the Acquisition Agreement. The Securityholder hereby agrees that, for so long as this Agreement is in effect, it will not vote any Securities in favor of, or consent to, and will vote the Securities it is entitled to vote against and not consent to, the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company, or (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation of, the transactions contemplated by the Acquisition Agreement, in each case other than pursuant to the transactions contemplated by the Acquisition Agreement.

Section 1.02. Irrevocable Proxy. The Securityholder hereby revokes any and all previous proxies granted with respect to the Securities. By entering into this Agreement, the Securityholder hereby grants a proxy appointing Parent as the Securityholder’s attorney-in-fact and proxy, with full power of substitution, for and in the Securityholder’s name, to vote, or otherwise to utilize such voting power in the manner contemplated by Section 1.01. The proxy granted by the Securityholder pursuant to this Article 1 is irrevocable and is granted in consideration of Parent entering into this Agreement and the Acquisition Agreement and incurring certain related fees and expenses; provided, however, the proxy granted by the Securityholder shall be revoked upon termination of this Agreement in accordance with its terms.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDER

The Securityholder represents and warrants to Parent:

Section 2.01. Authorization. The Securityholder has duly executed and delivered this Agreement, and the execution, delivery and performance by the Securityholder of this Agreement and the consummation by the Securityholder of the transactions contemplated hereby are within the powers and legal capacity of the Securityholder and have been duly authorized by all necessary action. Assuming accuracy of the representation set forth in Section 3.01, this Agreement is a valid and binding agreement of the Securityholder, enforceable against the Securityholder in accordance with its terms, except to the extent enforceability may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

Section 2.02. Non-Contravention. The execution, delivery and performance by the Securityholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any law, rule, regulation, judgment, injunction, order or decree applicable to the Securityholder, (ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Securityholder is entitled in respect of the Securities under any provision of any agreement or other instrument binding on the Securityholder or (iii) result in the imposition of any Lien on any of the Securities (other than the Lien created hereunder).

Section 2.03. Ownership of Securities. The Securityholder is the record or beneficial owner of the Securities issued and outstanding as of the date hereof, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Securities). None of the Securities is subject to any voting trust or other agreement or arrangement with respect to the voting of the Securities.

Section 2.04. Total Securities. Except for the Securities set forth on the signature page hereto, the Securityholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Securityholder:

Section 3.01. Authorization. Parent has duly executed and delivered the Acquisition Agreement and this Agreement, and the execution, delivery and performance by Parent of the Acquisition Agreement and this Agreement and the consummation by Parent of the transactions contemplated thereby and hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action. Each of the Acquisition Agreement and this Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except to the extent enforceability may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

ARTICLE 4

COVENANTS OF THE SECURITYHOLDER

The Securityholder hereby covenants and agrees that so long as this Agreement is in effect:

Section 4.01. No Proxies for or Encumbrances on Securities. Except pursuant to the terms of this Agreement and the Acquisition Agreement, the Securityholder shall not, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Securities or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Securities during the term of this Agreement (other than the deemed disposition of Options upon exercise thereof, the deemed disposition of RSUs upon vesting thereof and the sale of Common Shares received upon exercise of Options and vesting of RSUs). The Securityholder shall not seek or solicit any such sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding and agrees to notify Parent promptly, and to provide all details requested by Parent, if the Securityholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

Section 4.02. Other Offers. The Securityholder shall not directly or indirectly take any action that is prohibited under Section 3.2 of the Acquisition Agreement with respect to actions to be taken by the Company. The Securityholder will promptly advise and update Parent after receipt by the Securityholder of an Acquisition Proposal.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Further Assurances. Parent and the Securityholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.02. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the termination of the Acquisition Agreement, and all rights or obligations of the parties under this Agreement shall immediately terminate, except as provided in Section 5.12 hereof.

Section 5.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.04. Successors and Assigns; Obligations of Securityholder. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 5.05. Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein without regard to its conflict of law principles. The parties hereby irrevocably submit, to the extent permitted by applicable law, to the jurisdiction of the courts of the Province of Ontario solely in respect of the interpretation and enforcement of the provisions of this Agreement, and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.11 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

Section 5.06. Entire Agreement. This Agreement, together with the Acquisition Agreement and other documents incorporated therein, appended thereto or contemplated thereby, constitutes the complete, final and exclusive statement of the agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

Section 5.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective as between Parent, on the one hand, and the Securityholder, on the other hand, when each such party shall have received counterparts hereof signed by each such other party.

Section 5.08. Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.09. Specific Performance. The parties hereto agree that Parent would suffer irreparable damage in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

Section 5.10. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Acquisition Agreement.

Section 5.11. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Parent, to the appropriate address for notice thereto set forth in the Acquisition Agreement and (ii) if to the Securityholder, to the appropriate address set forth underneath the Securityholder’s name on the signature page hereto.

Section 5.12. Securityholder Capacity. The Securityholder signs solely in the Securityholder’s capacity as the record holder or beneficial owner of the Securities and nothing in this Agreement shall limit or affect any actions taken by the Securityholder in the Securityholder’s capacity as an officer or director of the Company. This Section 5.12 shall survive termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ADVANCED MICRO DEVICES, INC.

By:
Name:
Title:

[Securityholder’s Name]

Number of Shares:
Number of Options:
Number of RSUs:

Address: